UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2021 (April 7, 2021)

ORBCOMM INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

395 W. Passaic Street, Rochelle Park, New Jersey 07662

(Address of principal executive offices)

Registrant’s telephone number: +1 (800) 672-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ORBC	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On April 7, 2021, ORBCOMM Inc., a Delaware corporation (“Orbcomm” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GI DI Orion Acquisition Inc, a Delaware corporation (“Parent”), and GI DI Orion Merger Sub Inc, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of GI Partners (“GI Partners”). Capitalized terms not otherwise defined herein have the meaning set forth in the Merger Agreement.

The Company’s Board of Directors (the “Board”) has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and the stockholders of the Company, approved the execution, delivery and performance of the Merger Agreement and the performance of the transactions contemplated thereby, including the Merger, and, subject to certain exceptions set forth in the Merger Agreement, resolved to recommend that the Company’s stockholders adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

As a result of the Merger, (i) each share of common stock, par value $0.001 per share, of the Company (“Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware and shares of Common Stock held by Parent or Merger Sub or their parent entities at the Effective Time) will, at the Effective Time, be automatically cancelled and converted into the right to receive $11.50 in cash, without interest, subject to applicable withholding taxes (the “Common Stock Merger Consideration”) and (ii) each share of issued and outstanding Series A convertible preferred stock (the “Preferred Stock”, and together with the Common Stock, the “Company Stock”) will automatically be cancelled and converted into the right to receive an amount in cash equal to the sum of (1) the product of (x) the Common Stock Merger Consideration multiplied by (y) 1.66611 plus (2) an amount equal to (x) the number of shares of Preferred Stock issuable in respect of any accrued and unpaid dividends thereon as of the Effective Time, multiplied by (y) the Common Stock Merger Consideration multiplied by (z) 1.66611 (the “Preferred Stock Merger Consideration”), without interest, subject to applicable withholding taxes.

Unless otherwise agreed in writing with an individual holder, each Company RSU Award, Company SAR Award, and Company MPU Award (each as defined in the Merger Agreement) will automatically be cancelled and converted into the right to receive an amount in cash equal to (i) the Common Stock Merger Consideration for each share of Common Stock subject to such Company RSU Award, (ii) the excess of the Common Stock Merger Consideration over the grant price for each share of Common Stock covered by a Company SAR Award, and (iii) a payout amount based on the greater of achievement of the performance goal based on the Common Stock Merger Consideration and target level achievement for each Company MPU Award, in each case less applicable withholding taxes.

If the Merger is consummated, the Company’s Common Stock will be delisted from the Nasdaq Stock Market, LLC and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Conditions to the Merger and Closing

Completion of the Merger is subject to customary closing conditions, including (1) the adoption of the Merger Agreement by a the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock entitled to vote thereon, (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (3) the absence of an order, injunction or law prohibiting the Merger, (4) receipt of CFIUS Approval (as defined in the Merger Agreement), (5) the consent to the transfer of control of the Company Communications Licenses (as defined in the Merger Agreement) by the Federal Communications Commission, (6) the receipt of certain other Required Governmental Approvals (as defined in the Merger Agreement) from Foreign Telecommunication Regulators and non-U.S. Governmental Entities relating to investment and national security approvals, (7) the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (8) compliance in all material respects with the other party’s obligations under the Merger Agreement and (9) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement. The parties expect the transaction to close in second half of 2021.

Go Shop; No Solicitation

During the period from April 8, 2021 and continuing until 11:59 p.m. (New York time) on May 7, 2021 (the “Go Shop Period”), the Company has the right to, among other things, (1) initiate, solicit, or knowingly facilitate or knowingly encourage any inquiries, discussions or requests or with respect to or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal and (2) provide access to the Company’s properties, books and records and non-public information to a party pursuant to an acceptable confidentiality agreement.

After the expiration of the Go Shop Period, the Company must comply with customary non-solicitation restrictions, except that the Company may continue to engage in discussions and negotiations with any Excluded Party. An “Excluded Party” is a party from which the Company received a written competing acquisition proposal during the Go Shop Period that the Board determined, before the later to occur of (x) three business days after receipt of the proposal and (y) May 10, 2021, would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement), provided that a party will cease to be an Excluded Party if either (A) at any time after the expiration of the Go Shop Period, no acquisition proposal made by such party is outstanding, or (B) the Company has not provided Parent with a notice of change of recommendation/termination stating that it intends to terminate the Merger Agreement to enter into a transaction with such party on or prior to the tenth (10th) business day following the expiration of the Go Shop Period.

Termination and Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (1) the Merger is not completed by January 7, 2022, subject to a 90-day extension if all conditions have been satisfied (or are capable of being satisfied at closing) except for receipt of Required Governmental Approvals and/or existence of an injunction or order prohibiting the Merger, (2) if the stockholders meeting shall have been held and the stockholder approval shall not have been obtained, or (3) if the Merger is permanently enjoined by a governmental entity. Parent and the Company may also terminate the Merger Agreement by mutual written consent.

The Company is also entitled to terminate the Merger Agreement and receive a termination fee of $51,800,000 from Parent if (1) the Marketing Period for the debt financing has ended and all conditions to closing have been satisfied or waived, (2) Parent and Merger Sub fail to timely consummate the Merger, (3) the Company irrevocably confirms to Parent that it is ready, willing and able to consummate the Merger and remains so for 3 business days and (4) Parent and Merger Sub fail to effect the Merger during such 3 business day period.

If the Merger Agreement is terminated because (1) the Merger Agreement is terminated by Parent as a result of (a) entry by the Company into an alternative acquisition agreement with a third party or (b) a change of recommendation by the Company’s Board with respect to the Merger, or (2) the Merger Agreement is terminated by the Company in order to enter into a definitive agreement providing for a Superior Proposal, or (c) (x) the Merger Agreement is terminated as a result of (i) Closing not having occurred prior to the Termination Date, (ii) failure to obtain Stockholder Approval or (iii) the Company’s material breach of its non-solicitation obligations or other material uncured breach of its representations, warranties or covenants, (y) an acquisition proposal to acquire 50% or more of the Company has been made prior to such time, and (z) the Company consummates such an acquisition proposal within 12 months of termination or signs a definitive agreement for such an acquisition proposal that is later consummated, the termination fee payable by the Company to Parent will be $32,900,000; provided that a lower fee of $16,500,000 will apply if the Merger Agreement is terminated by the Company in order to enter into an alternative acquisition agreement with an Excluded Party that made a Superior Proposal.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course consistent with past practice during the period between the date of the Merger Agreement and the closing and to not engage in specified types of transactions during this period, subject to certain exceptions.

The parties have agreed to use reasonable best efforts to take all actions necessary to consummate the Merger, including cooperating to obtain antitrust clearance under the HSR Act, receipt of the Required Governmental Approvals (as defined in the Merger Agreement) and defending against any lawsuits challenging the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the Proxy Statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Financing

Parent has obtained equity financing and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement, refinancing certain existing indebtedness of the Company and its subsidiaries, and paying related fees and expenses.

Funds advised by GI Partners and a separate co-investment vehicle of the funds have committed to capitalize Parent at Closing with an aggregate equity contribution equal to $796.6 million, on the terms and subject to the conditions set forth in an equity commitment letter.

Credit Suisse AG, Cayman Islands Branch, Credit Suisse Loan Funding LLC, and Jefferies Finance LLC (together with any of their designated affiliates, the “Lenders”) have agreed to provide Parent with debt financing in a $360 million term loan facility and a $50 million revolving debt facility on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning Orbcomm’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond Orbcomm’s control, that may cause Orbcomm’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the transaction may not be consummated in a timely manner, if at all; (ii) the risk that the transaction may not be consummated as a result of buyer’s failure to comply with its covenants and that, in certain circumstances, Orbcomm may not be entitled to a termination fee; (iii) the risk that the definitive merger agreement may be terminated in circumstances that require Orbcomm to pay a termination fee; (iv) risks related to the diversion of management’s attention from Orbcomm’s ongoing business operations; (v) risks regarding the failure of the buyer to obtain the necessary financing to complete the transaction; (vi) the effect of the announcement of the transaction on Orbcomm’s business relationships (including, without limitation, customers), operating results and business generally; and (vii) risks related to obtaining the requisite consents to the transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K, and other documents, on file with the SEC. Orbcomm undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction between Orbcomm and GI Partners, Orbcomm will file with the SEC a preliminary Proxy Statement of Orbcomm (the “Proxy Statement”). Orbcomm plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, ORBCOMM URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ORBCOMM, GI PARTNERS, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by Orbcomm with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by Orbcomm with the SEC by accessing the Investor Relations section of Orbcomm’s website at investors.orbcomm.com or by contacting Orbcomm’s Investor Relations at investorrelations@orbcomm.com or calling +1 703.462.3894.

Participants in the Solicitation

Orbcomm and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from Orbcomm’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Orbcomm in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about Orbcomm’s directors and executive officers in Orbcomm’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2021 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from Orbcomm using the contact information above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger by and among ORBCOMM Inc., GI DI Orion Acquisition Inc, GI DI Orion Merger Sub Inc, dated as of April 7, 2021.†

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Orbcomm hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that Orbcomm may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2021

ORBCOMM INC.

By:	/s/ Christian Le Brun
Name: Christian Le Brun
Title: Executive Vice President, Chief Legal and Human Resources Officer